At RFMD®

Doug DeLieto

VP, Investor Relations

336-678-7088

FOR IMMEDIATE RELEASE

January 12, 2010

RF Micro Devices® Updates Investors At Needham Growth Stock Conference

RFMD Achieves Financial Targets For December Quarter And Expects To Converge On
 15% Operating Income For Fiscal 2010

Greensboro, NC, January 12, 2010 – RF Micro Devices, Inc. (Nasdaq GS: RFMD), a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies, today provided updated financial information to investors during a webcast presentation at the 12th Annual Needham Growth Stock Conference in New York City.

During the presentation, management said RFMD had achieved its financial targets for its fiscal 2010 third quarter, ending January 2, 2010, related to revenue, non-GAAP gross margin, non-GAAP earnings per share and free cash flow. Dean Priddy, RFMD’s CFO and vice president of administration, said that, based upon RFMD’s December 2009 quarterly performance and current projections for the March 2010 quarter, RFMD believes its non-GAAP operating margin will converge on 15% for its fiscal 2010, ending April 3, 2010.

Regarding future periods, RFMD indicated order and shipment momentum had extended into the March 2010 quarter. RFMD also reiterated previous guidance indicating it plans to achieve 15% non-GAAP operating margin for its fiscal 2011 and it expects to be net cash positive by the end of its fiscal 2011.

RFMD’s non-GAAP operating margin excludes share-based compensation, amortization of intangibles, integration/acquisition charges, manufacturing start-up costs and restructuring charges.  RFMD defines free cash flow as net cash provided from operating activities minus property and equipment expenditures.

RFMD will announce December 2009 quarterly financial results on Tuesday, January 26, 2010.

About RFMD

RF Micro Devices, Inc. (Nasdaq:RFMD) is a global leader in the design and manufacture of high-performance radio frequency components and compound semiconductor technologies. RFMD's products enable worldwide mobility, provide enhanced connectivity and support advanced functionality in the cellular handset, wireless infrastructure, wireless local area network (WLAN), CATV/broadband and aerospace and defense markets. RFMD is recognized for its diverse portfolio of semiconductor technologies and RF systems expertise and is a preferred supplier to the world's leading mobile device, customer premises and communications equipment providers.

Headquartered in Greensboro, N.C., RFMD is an ISO 9001- and ISO 14001-certified manufacturer with worldwide engineering, design, sales and service facilities. RFMD is traded on the NASDAQ Global Select Market under the symbol RFMD. For more information, please visit RFMD's web site at www.rfmd.com .

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under the federal securities laws. RF Micro Devices' business is subject to numerous risks and uncertainties, including risks associated with the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, variability in operating results, the rate of growth and development of wireless markets, risks associated with the reduced investment in our wireless systems business, our ability to execute on our plans to consolidate or relocate manufacturing operations, our reliance on inclusion in third party reference designs for a portion of our revenue, our ability to manage channel partner and customer relationships, risks associated with the operation of our wafer fabrication facilities, molecular beam epitaxy facility, assembly facility and test and tape and reel facilities, our ability to complete acquisitions and integrate acquired companies, including the risk that we may not realize expected synergies from our business combinations, our ability to attract and retain skilled personnel and develop leaders, variability in production yields, raw material costs and availability, our ability to reduce costs and improve margins in response to declining average selling prices, our ability to bring new products to market, our ability to adjust production capacity in a timely fashion in response to changes in demand for our products, dependence on a limited number of customers, dependence on gallium arsenide (GaAs) for the majority of our products, and dependence on third parties. These and other risks and uncertainties, which are described in more detail in RF Micro Devices' most recent Annual Report on Form 10-K and other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

RF MICRO DEVICES® and RFMD® are trademarks of RFMD, LLC. All other trade names, trademarks and registered trademarks are the property of their respective owners.

###